UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Full Disclosure

The following schedules present the consolidated statements of operations of the Company for the quarters ended November 30, 2004, February 28, 2005, May 31, 2005, and August 31, 2005 and for the year ended August 31, 2005 adjusted to show the results for ProCare One Nurses, LLC (“ProCare”) as discontinued operations due to the Company’s divestiture of ProCare effective August 29, 2005. In addition these schedules make adjustments which will not reoccur in subsequent fiscal years related to the restructuring of the EAP Services group and the termination of its at-risk managed care contracts. The Company is releasing this information to assist analysts and investors.

This information should be read in connection with the fourth quarter and fiscal 2005 earnings press release of Horizon Health Corporation (“the Company”) dated October 24, 2005, and the Company’s Form 10-K dated August 31, 2005 and filed November 14, 2005.

ITEM 9.01	EXHIBITS

(a)	Exhibit 99.1 – Adjusted Consolidated Statements of Operations for the four quarters and for the fiscal year ended August 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: November 14, 2005	By:	/s/ JOHN E. PITTS
John E. Pitts
Executive Vice President – Finance